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                               EXHIBIT 10.12.1

            Letter from The Federal Reserve Bank of San Francisco
                to City National Bank dated February 23, 1994
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                                                                EXHIBIT 10.12.1

                     FEDERAL RESERVE BANK OF SAN FRANCISCO
               101 MARKET STREET, SAN FRANCISCO, CALIFORNIA 94105



                               February 23, 1994

VIA HAND DELIVERY
- -----------------

Mr. Bram Goldsmith
Chairman of the Board
City National Corporation
400 North Roxbury Drive
Beverly Hills, California 90210

Dear Mr. Goldsmith:

         This letter is in response to Executive Vice President and General Counsel Charles D. Kenny's correspondence, dated January 24, 1994, addressed to Vice President Terry S. Schwakopf. In that letter, Mr. Kenny requested that the Memorandum of Understanding (MOU) dated February 24, 1993, between City National Corporation and the Federal Reserve Bank of San Francisco be terminated.

         Accordingly, we hereby terminate the Memorandum of Understanding effective the date of this letter, based upon:

         1) our most recent review of key financial factors of the City National Corporation as of December 31, 1993, which continue to reflect favorable financial trends throughout the Corporation;

         2) the Comptroller of the Currency's recent termination of its formal agreement with the Corporation's subsidiary bank, City National Bank; and

         3)      the Corporation's full compliance with the terms of the MOU.

         If you have any questions, please feel free to contact me at (415) 974-2914 or Examining Officer Thomas J. Backer at (213) 974-2277.

                                           Very truly yours,


                                           /s/ Richard S. Campos
                                           Richard S. Campos
                                           Assistant Vice President

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